GC China Turbine Corporation Reports Financial Results for Fiscal Year 2010

New York, NY – April 1, 2011 - GC China Turbine Corporation (“GC China” or the “Company”) (GCHT.OB) today announced record revenue and profit growth for the fiscal year ended December 31, 2010, providing related operational and financial highlights.

Key Highlights

•	Revenues of approximately $58.2 million for FY10 compared to approximately $12.8 million for FY09;

•	Net income of approximately $11.4 million for FY10 compared to approximately $340 thousand for FY09; and

•	Shipments of 100 turbines in 2010 compared to 16 turbines in 2009.

“We are pleased to announce record results in terms of revenue, profit and shipments for the fiscal year ended December 31, 2010,” said Hou Tiexin, GC China’s Chairman. “Throughout 2010, we expanded our business in several key areas that will position GC China for continued strong growth.

“We are committed to improving product quality and advancing our research and development program. The design and development of 1.1MW and 2.5MW turbines which meet increasingly rigorous market standards is an important milestone in our business. We look forward to moving into production, and to achieving key certifications of these technologies starting this year. In addition, we are expanding our sales efforts to capture opportunities in fast-growing markets,” concluded Chairman Hou.

Financial Results for the Year Ended December 31, 2010

The Company reported sales of US$58,199,785 compared to US$12,760,248 for the year ended December 31, 2009.  This increase of US$45,439,537 or 356%, was due to an increase in the number of units sold during 2010 as compared with 2009.  For 2010, we recorded sales of 100 units of 1.0 MW wind turbines, as compared to 16 wind turbines sold in 2009.

Gross profit increased to US$16,296,610, an increase from US$2,968,171 in 2009, with gross margin of 28.00% and 23.26%, respectively. The improvement in gross margins was due to certain economies of scale achieved through increased production levels, and the Company’s release of royalty obligations to Nordic Windpower.

Net income attributable to shareholders for the year ended December 31, 2010 was US$11,394,527, an increase of US$11,054,880 from net income attributable to shareholders of US$339,647 for the year ended December 31, 2009.  Earnings per diluted share were $0.17 and $0.01, respectively.

As of December 31, 2010, the Company had a net accounts receivable balance of US$58,182,615 which is comprised of amounts due from four customers.

As of December 31, 2010, the Company had cash and cash equivalents of US$1,788,138, other current assets of US$71,340,151 and current liabilities of US$45,047,487.  Other current assets included US$1,056,972 six-month term deposit and US$2,551,304 restricted cash used as security against bank drafts.  As of the date hereof, the Company has collected US$498,287 billed receivable from the customers, and management anticipates collecting approximately US$10 million from customers in the second quarter of 2011.

The Company has a loan facility in the amount of US$18,119,520 (RMB120,000,000) from a PRC bank for procuring raw material purpose, which is guaranteed by a related party, Wuhan Guoce Science & Technology Corp. and four shareholders of the Company, and collateralized by the same amount of our accounts receivable.  As of December 31, 2010, GC China is in compliance with all the covenant requirements under this loan agreement., with US$4,529,880 (RMB30,000,000) available from the loan facility for future withdrawal.

Product Update

In addition to the current 1.0MW two-blade wind turbine, the Company’s 1.1MW turbine has been completed its designing process and is under prototype assembly stage at the moment. In addition, another 2.5MW turbine is also under development.  In contrast to the 1MW turbine, these two newly developed products will enable the Company to expand its business into wind farms that require turbines to have larger unit power and Low Voltage Ride Through Capability (“LVRT”), a new requirement issued by PRC’s State Electricity Regulatory Commission for wind turbines to be capable to maintain continuous operation during and after abrupt voltage dips and allow the power grid to be adjusted more quickly, thereby improving the overall safety and stability of the grid.

As a result of new PRC requirements, certain orders previously announced by the Company that have not been executed may be cancelled as the 1.0MW turbine does not qualify for the LVRT requirements.  However, management does not anticipate that these LVRT requirements will affect GC China’s current orders that have already been executed, while they may take effect in its future business activities.

The Company’s development strategy for 2011 is focused on the further development and EU certifications of its 1.1MW and 2.5MW wind turbines while emphasizing low-cost control, suitable for its target markets. It expects to have its 1.1MW prototype and 2.5MW prototype turbines produced and EU certifications applied for in the second quarter and third quarter of 2011, respectively.

About GC China Turbine Corp.

Based in Wuhan City of Hubei Province, China, GC China Turbine Corp. is a manufacturer of state-of-the-art 2-blade and 3-blade wind turbines, leveraging soft-design technology to reduce costs, reduce the overall total cost of ownership and increase turbine lifetime. It has approximately 600MW annual assembly capacity. For more information visit www.gcchinaturbine.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, completion of definitive agreements with local and provincial governments, wind farms and utility companies, number of wind turbine systems ordered, manufactured, delivered and installed, the Company's future strategic plans, the outlook for the Company's markets and the demand for its products, estimated sales, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

GC China Turbine Corp.
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars, except share data)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,788,138	$3,803,446
Term deposit	1,056,972	-
Restricted cash	2,551,304	2,880,281
Accounts receivable, less allowance for doubtful accounts of $267,423 and nil as of December 31, 2010 and 2009, respectively	58,182,615	12,128,711
Inventories	2,116,022	5,087,326
Advance to suppliers	2,349,826	3,734,728
Amount due from related parties	4,667,146	2,325,212
Prepaid expenses and other current assets	323,472	155,780
Deferred tax assets	92,794	276,206
Total current assets	73,128,289	30,391,690

Property, plant and equipment, net	3,314,939	1,402,839
Intangible assets, net	-	744,175
Prepaid land use right	363,108	-
Equity investment	110,176	-
Long-term accounts receivable	3,711,852	532,387
Deferred tax assets	139,982	37,157
Other assets	141,119	165,490
Total assets	$80,909,465	$33,273,738

LIABILITIES & EQUITY
Current liabilities:
Short-term borrowings	$13,589,640	$-
Accounts payable	13,086,475	2,543,843
Notes payable	6,175,208	2,030,865
Accrued expenses and other current liabilities	8,216,598	2,770,488
Deferred revenue	-	1,856,413
Income tax payable	3,249,273	1,416,643
Amount due to related parties	730,293	-
Total current liabilities	45,047,487	10,618,252
Convertible promissory note	-	1,182,750
Warrant liability	85,889	1,267,388
Other long-term liabilities	2,609,269	473,198
Total liabilities	47,742,645	13,541,588

Commitments and contingencies
EQUITY
Common share (US$0.001 par value; 100,000,000 shares authorized, 59,470,015 and 58,970,015 shares issued and outstanding as of December 31, 2010 and 2009, respectively)	59,470	58,970
Additional paid-in capital	21,016,395	19,884,645
Retained earnings (accumulated deficit)	11,022,150	(372,377)
Accumulated other comprehensive income	1,001,158	158,757
Total GC China Turbine Corp. shareholders' Equity	33,099,173	19,729,995
Non controlling interest	67,647	2,155
Total equity	33,166,820	19,732,150
Total liabilities and equity	$80,909,465	$33,273,738

GC China Turbine Corp.
CONSOLIDATION STATEMENTS OF OPERATIONS
(Amounts expressed in US dollars, except share data)

	Year ended December 31
	2010	2009

Revenues	$58,199,785	$12,760,248
Cost of sales	41,903,175	9,792,077
Gross profit	16,296,610	2,968,171

Operating expenses:
Selling and marketing expenses	1,021,277	144,440
Research and development expenses	918,732	90,437
General and administrative expenses	2,244,811	973,965
Other operation income	(186,055)	(79,047)
Total operating expenses	3,998,765	1,129,795

Income (loss) from operations	12,297,845	1,838,376

Interest expense	346,192	159,229
Interest income	(302,278)	(47,529)
Other expense (income), net	3,090	54,356
Loss from debt extinguishment	-	57,802
Gain from change in fair value of warrant liability	(1,181,499)	(65,493)

Income (loss) before provision for income tax and equity investment income	13,432,340	1,680,011

Provision (benefit) for income tax	2,066,875	1,340,364
Income (loss) before equity investment income	11,365,465	339,647

Equity investment income, net of tax	4,410	-
Net income (loss)	11,369,875	339,647

Net loss attributable to noncontrolling interest	(24,652)	-
Net income (loss) attributable to GC China Turbine Corp. shareholders	$11,394,527	$339,647

Earnings (loss) per share- basic	$0.19	$0.01
Earnings (loss) per share- diluted	$0.17	$0.01

Weighted average common share outstanding- basic	59,246,727	36,899,821

Weighted average common share outstanding- diluted	60,022,853	38,115,890

Investor Relations

Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938
tpitcher@aspirecleantech.com